FOR IMMEDIATE RELEASE

Interpublic Increases Its Share Repurchase Program by $200 Million

New York, NY – March 29, 2013 – Interpublic Group (NYSE: IPG) announced today that its Board of Directors has authorized an increase in its existing share repurchase program from $300 million to $500 million. The increase of $200 million will be used towards the repurchase of shares resulting from the previously announced conversion to common stock in March of essentially all $200 million of the company’s previously outstanding 4.75% convertible Notes. The share repurchase program has no expiration date.

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About Interpublic
Interpublic is one of the world's leading organizations of advertising agencies and marketing services companies.  Major global brands include Draftfcb, FutureBrand, GolinHarris International, Huge, Initiative, Jack Morton Worldwide, Lowe and Partners, MAGNA GLOBAL, McCann, Momentum, MRM, Octagon, R/GA, UM and Weber Shandwick.  Leading domestic brands include Campbell Ewald; Campbell Mithun; Carmichael Lynch; Deutsch, a Lowe and Partners Company; Gotham Inc.; Hill Holliday; ID Media; Mullen and The Martin Agency.  For more information, please visit www.interpublic.com.

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Interpublic Group   1114 Avenue of the Americas   New York, NY 10036   212-704-1200 tel  212-704-1201  fax

Contact Information

Tom Cunningham
(Press)
(212) 704-1326

Jerry Leshne
(Analysts, Investors)
(212) 704-1439